Exhibit 3.100

BYLAWS OF

RYKODISC, INC.

ARTICLE I

DIRECTORS

Section 1. The business and affairs of this corporation shall be managed by or under the direction of a Board of Directors, subject to the rights of the shareholders to manage or control this corporation as provided by law.

Section 2. The Board of Directors shall consist of three members.

Section 3. Ownership of shares of this corporation shall not be a necessary qualification for any member of the Board of Directors.

Section 4. A director shall serve for an indefinite term that expires at the next regular meeting of the shareholders, and shall hold office until a successor is Elected and has qualified, or until the earlier death, resignation, removal or disqualification of the director.

Section 5. A director may resign at any time by mailing or delivering written notice to this corporation at its registered office. The resignation is effective without acceptance when the notice is given to this corporation, unless a later effective time is specified in the notice.

Section 6. A director who was appointed by the Board of Directors to fill a vacancy may be removed at any time, with or without cause, by the affirmative vote of a majority of the remaining directors; provided that the shareholders have not elected directors in the interval between the time of the appointment of such director by the Board of Directors and the time of his or her removal. Any or all of the directors may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the shares of this corporation entitled to vote.

Section 7. Vacancies on the Board of Directors resulting from the death, resignation, removal or disqualification of a director may be filled either by the affirmative vote of a majority of the remaining directors, or by the affirmative vote of the holders of a majority of the voting power of the shares of this corporation entitled to vote. Vacancies on ‘the Board of Directors resulting from newly created directorships may be filled either by the affirmative vote of the directors serving at the time of the increase, or by the affirmative vote of the holders of a majority of the voting power of the shares of this corporation entitled to vote.

Section 8. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may select.- If the Board of Directors fails to select a place for a meeting, the meeting shall be held at the principal executive office of this corporation. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a meeting of the Board of Directors if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting, and if the same notice is given of the conference as would be required for a meeting.

Section 9. The President or any director may call a meeting of the Board of Directors by giving five (5) days notice to all directors of the date, time and place of the meeting. If the date, time and place of meeting of the Board of Directors have been announced at a previous meeting of the Board of Directors, no additional notice, of such meeting is required. Notice of a meeting of the Board of Directors need not state the purposes of the meeting.

Section 10. A director may orally or in writing waive notice of a meeting of the Board of Directors before, at or after such meeting. Attendance by a director at a meeting of the Board of Directors is also a waiver of notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting allegedly is not lawfully called or convened and does not participate thereafter in the meeting.

Section 11. A majority, of the directors currently holding office present at a meeting is a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the directors who are in attendance at such meeting may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

Section 12. Except where a larger proportion or number is required by law, the Board of Directors may take action by the affirmative vote of a majority of directors present at a duly held meeting.

Section 13. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by the number of directors required to take the same action at a meeting of the Board of Directors at which all directors were present. The written action is effective when signed by the required number of directors, unless a different effective date is provided in the written action. When written action is taken by less than all of the directors, all directors shall be notified immediately of its text and effective date, except that failure to provide such notice does not invalidate the written action.

Section 14. The Board of Directors, by the affirmative vote of a majority of its members, may establish one or more committees having the authority of the Board of Directors in the management of the business and affairs of this corporation. A committee may consist of one or more natural persons, who need not be directors, appointed by the affirmative vote of a majority of the directors present. A majority of the members of committee is a quorum for the transaction of business. Minutes, if any, of committee meetings shall be made available upon request to other members of the committee and to any director.

Section 15. The Board of Directors may elect one of its members to be Chairman. In the event ‘a Chairman of the Board of Directors is elected, he or she shall preside at all meetings of the Board of Directors and all meetings of the shareholders.

ARTICLE II

OFFICERS

Section 1. The officers of this corporation shall be appointed by the Board of Directors and shall include a President, a Secretary and a Treasurer. In addition, the Board of Directors may appoint one or more Vice-Presidents and such other officers or agents the Board of Directors deems necessary for the operation and management of this corporation each of whom shall have the powers, rights, duties, responsibilities and terms in office provided in these Bylaws or determined by the Board of Directors.

Section 2. Officers of this corporation need not be directors or shareholders of this corporation.

Section 3. The President shall be the Chief Executive Officer of this corporation and shall have responsibility for the general active management of its business. The President shall preside at all meetings of the Board of Directors and all meetings of the shareholders (unless a Chairman of the Board of Directors is elected) and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have the general powers and duties usually vested in the office of the President or Chief Executive Officer of a corporation and shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors.

Section 4. The Secretary shall attend- all meetings of the Board of Directors and of the shareholders and record all votes and the minutes of all proceedings of the Board of Directors and of the Shareholders in a book to be kept for that purpose, and shall keep the stock books of this corporation, shall have the custody of its corporate seal, if any, and attest the same when properly authorized to be affixed. He or she shall give or cause to be given notice of all meetings of the Board of Directors and of the shareholders and shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

Section 5. The Treasurer shall, be the Chief Financial Officer of this corporation and shall have the care and custody of the corporate funds and securities and shall disburse the funds of this corporation as may be ordered from time to time by the Board of Directors or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to this corporation and shall deposit all moneys and other valuable effects and all securities. of this corporation in the name and to . the credit of this corporation in such depositories as may be designated from time to time by the Board of Directors. Except to the extent that some other person or persons may be specifically authorized by the Board of Directors to so do, the Treasurer shall make, execute and endorse all checks and other commercial paper on behalf of this corporation. The Treasurer shall report the financial condition of this corporation at all other times when requested by the Board of Directors or the President and shall perform such other duties as may from time to time be prescribed by the Board of Directors or the President.

Section 6. An officer may resign at any time by mailing or delivering written notice to the corporation at its registered office. The resignation is effective without acceptance when the notice is given to this corporation, unless a later effective date is specified in the notice.

Section 7. An officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors, Any such removal is without prejudice to any contractual rights of the officer.

Section 8. In case of the death, resignation, removal, disqualification, absence or incapacity of any officer, the powers and duties of such officer shall be exercised by such other person or persons as may be determined by the Board of Directors.

Section 9. A vacancy in any office May, or in the case of a vacancy in the office of President,. Secretary or Treasurer shall, be filled by the Board of Directors.

ARTICLE III

SHARES AND SHAREHOLDERS

Section 1. The certificates representing shares of this corporation shall be numbered and shall be entered on the ‘books of this corporation as they ‘ are issued. They shall show the holder’s name and the number and class of shares, and the designation of the series, if any, that the, certificate represents and shall be signed by the President and countersigned .by the Secretary and shall have the corporate seal, if any, of this corporation affixed thereto.

Section 2. This corporation shall be entitled to treat the holder of record of any share of shares as the holder in fact thereof for all purposes whatsoever and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as may be expressly provided by the laws of the State of Minnesota, The Board may fix a date not more than sixty (60) days before the date of a meeting of the shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the. meeting.

Section 3. Transfer of shares shall be made on the books of this corporation only by the order. of the person named in the certificate representing such shares or by a power of attorney lawfully constituted in writing. No transfer of shares shall be made unless the certificate representing such shares is surrendered to this corporation.

Section 4. Any person claiming a certificate to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require and shall, if the directors so require, give to this corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors in any amount double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 5. Dividends upon the shares of this corporation may be declared by the Board. of Directors to the extent permitted by law at any time and from time to time as the Board of Directors in its sole discretion may determine. Before payment of any dividend or making any distribution of the profits there may be set aside out of the surplus or net profits of this corporation such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of this corporation or for such other purposes as the directors shall think conducive to the interests of this corporation. Any such reserve may be increased, decreased or abolished at any time by the Board of Directors in its discretion.

Section 6. This corporation shall not hold regular meetings of shareholders, except that a regular meeting may be demanded by a shareholder or shareholders holding three percent (3%) or more of the voting power of all shares of this corporation entitled to vote to the extent provided by law. If a regular meeting of the shareholders is properly demanded by a shareholder or shareholders, the President shall within thirty (30) days after receipt of such demand fix a time and place for such regular meeting which shall be held in the county where the principal executive office of this corporation is located within ninety (90) days after receipt of such demand. At each regular meeting of shareholders there shall be an election of qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting. Any business appropriate for action by the shareholders may also but shall not be required to, be transacted at a regular meeting. Notice containing the date, time, and place of such meeting shall be given at least ten (10) and not more than sixty (60) days before the date of the meeting.

Section 7. Special meetings of the shareholders may be called for any purpose at any time by the President, the Treasurer, or two or more directors. Special meetings of the shareholders may also be called by a shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares of this corporation entitled to vote to the extent provided by law. Special meetings shall be held on the date and. at the time and place fixed by the President or Board of Directors, except that if a special meeting of the shareholders is properly demanded by a shareholder or shareholders, the President shall within. thirty (30) days after receipt of such demand fix the time and place for such special meeting which shall be held in the county where the principal executive office of this corporation is located within. ninety (90) days after receipt of such demand. Notice setting forth the date, time and place of such meeting and a statement of the purposes of the meeting shall be given to all Shareholders holding shares of this corporation entitled to vote at least ten (10) days and not more than sixty (60) days before the ‘date of the meeting. The business transacted at a special meeting is limited to the purposes stated in the notice of the meeting. Any business transacted at a special meeting that is not included in those stated purposes is voidable by or on behalf of this corporation, unless all the shareholders have waived notice of the meeting to the extent permitted by law.

Section 8. A shareholder may orally or in writing waive notice of a meeting of the shareholders before, at or after such meeting. Attendance by a shareholder at a meeting is also a waiver of notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting allegedly is not lawfully called or convened and does not participate thereafter in the meeting.

Section 9. The holders of a majority of, the voting power of the shares entitled to vote at a meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders who are in attendance at such meeting may continue to transact business until adjournment even though the withdrawal of a number of shareholders originally present, leaves less than the proportion or number otherwise required for a quorum.

Section 10. Except where a larger proportion or number is required by law, the shareholders may take action by the affirmative vote of a majority of the voting power of the shares present and entitled to vote at a duly held meeting.

Section 11. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all the shareholders entitled to vote on that action. The written action is effective when it has been signed by all the shareholders, unless a different effective time is provided in the written action.

ARTICLE IV

NOTICE

Whenever under the provisions of these ByLaws notice is required to be given to any director, officer, committee member or shareholder, such notice is deemed to have been given when mailed to the person at an address designated by the person or at the last known address of the person, or when communicated to the person orally, or when handed to the person, or when left at the office of the person with a clerk or other person in charge of the office, or if there is no one in charge, when left in a conspicuous place in the office, or if the office is closed or the person to be notified has no office, when left at the dwelling house or usual place of abode of the person with some person of suitable age and discretion then residing therein. Notice by mail is deemed given when deposited in the United States mail with sufficient postage affixed.

ARTICLE V

INDEMNIFICATION

To the extent permitted by law, any former or present director or officer of this corporation who was or is a party or is threatened to be made a party to any proceeding, wherever and by whomever brought, by reason of his or her former or present official capacity as a director or officer of this corporation, or his or her official capacity as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other organization, while serving at the request of this corporation shall be indemnified by this corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by him or her in connection with such proceeding. Such reimbursement shall be made in advance of the final disposition of the proceeding to, the extent provided by law. Except as expressly provided herein, no other person shall be indemnified by the corporation for expenses incurred in connection with a proceeding to which such person was or is a party or is threatened to be made a party by reason of the former or present official capacity of such person.

ARTICLE VI

MISCELLANEOUS

Section 1. This corporation shall have no corporate seal.

Section 2. All proper and necessary books of account and other books requisite to a full and complete record of the business transactions of this corporation shall be kept in such manner as is usual in like corporations or as shall be directed by the Board of Directors.

Section 3. All checks, promissory notes and other commercial paper and all other contracts necessary or proper to be executed in the current business of this corporation may be signed by such officer or officers or such person or persons as the Board of Directors shall by resolution from time to time authorize for that purpose.

Section 4. The Board of Directors may from time to time by the affirmative vote of a majority .of its members present at a meeting, adopt, amend or repeal all or any of the Bylaws of this corporation subject to the power of the shareholders exercisable in the manner provided by law, to adopt, amend or repeal Bylaws adopted, amended or repealed by the Board of Directors; except that after the adoption of the initial Bylaws, the Board of Directors shall not adopt, amend or repeal a Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, but the Board of Directors may adopt or amend a Bylaw to increase the number of directors.

—End of, Bylaws—

/s/ Robert Simonds
Secretary